UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2015 (April 24, 2015)

SYSOREX GLOBAL HOLDINGS CORP.

 (Exact Name of Registrant as Specified in Charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(408) 702-2167

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 24, 2015 (the “Closing Date”), Sysorex Global Holdings Corp. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with LightMiner Systems, Inc., a Delaware corporation (“LightMiner”), which is in the business of developing and commercializing in-memory SQL databases for manipulation, and Chris Baskett, owner of approximately 19% of LightMiner’s outstanding securities prior to the Closing Date (the “Owner”), pursuant to which the Company agreed to acquire substantially all, with the exception of certain excluded assets described in the Purchase Agreement, of the business, assets, and goodwill, whether tangible or intangible, including, but not limited to all intellectual property of LightMiner (the “Assets”), but did not assume any of its liabilities (the “Acquisition”).

As consideration for the Assets, the Company agreed to issue to LightMiner, or its designees, on the first anniversary of the Closing Date (the “Purchase Price Delivery Date”) such number of restricted shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), equal to the quotient of (A) $3,200,000 (the “Purchase Price”) divided by (B) the Sysorex Weighted Average Price (as defined below) as of the fifth trading day prior to the Purchase Price Delivery Date (the “Seller Stock Consideration”), less a hold back of Seller Stock Consideration having an aggregate value of $567,150, as determined by the Sysorex Weighted Average Price, for the purpose of satisfying indemnification obligations of LightMiner under the Purchase Agreement. The Sysorex Weighted Average Price means the volume-weighted daily average of the price of the Company’s Common Stock for the twenty (20) trading days immediately prior to the date of determination; however, the price may not be less than $2.00 per share.

As additional consideration for the Assets and the non-compete provisions agreed to by LightMiner and the Owner in the Purchase Agreement, the Company agreed to (i) pay to the Owner an aggregate of $19,000 in cash on the Closing Date; (ii) issue to the Owner an aggregate of 127,000 restricted shares of Common Stock (the “Owner Stock Consideration”) on the Purchase Price Delivery Date; (iii) issue to the Owner an option to purchase up to 100,000 shares of Company’s Common Stock in accordance with the terms and conditions of the Company’s 2011 Employee Stock Incentive Plan, as amended, pursuant to an at-will employment offer letter. In addition, the Company agreed to issue such number of additional shares of the Company’s restricted Common Stock as shall be equal to $200,000 divided by the Sysorex Weighted Average Price to another pre-Acquisition principal of LightMiner (such additional shares, together with the Seller Stock Consideration and the Owner Stock Consideration, collectively, the “Stock Consideration”).

The foregoing is a summary of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As of the Closing Date, the Company completed the acquisition of the Assets pursuant to the Purchase Agreement. The information disclosed in Item 1.01 of this Current Report is incorporated herein by reference. Other than in respect of the transaction contemplated by the Purchase Agreement, there is no material relationship between LightMiner and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information disclosed in Item 1.01 and Item 2.01 of this Current Report is incorporated herein by reference. In connection with the acquisition of the Assets pursuant to the Purchase Agreement, the Company relied on Section 4(a)(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for the offer and sale of the Stock Consideration in as much as the offer and sale was made to either accredited investors or no more than 35 non-accredited investors that had access to substantially the information required to be delivered in a registered offering and we did not undertake any form of general solicitation or general advertising. As of the date of this Current Report, the Company has 19,806,407 shares of common stock issued and outstanding, not including the Stock Consideration.

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ITEM 7.01 REGULATION FD DISCLOSURE

On April 30, 2015, the Company issued a press release announcing the closing of the Acquisition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of April 24, 2015, between Sysorex Global Holdings Corp., LightMiner Systems, Inc. and Chris Baskett. The exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the registrant undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the Commission.

99.1*+	Press release issued on April 30, 2015

*   Filed herewith.

+  The press release included as an exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL HOLDINGS CORP.

Dated: April 30, 2015	By:	/s/ Nadir Ali
Name: Nadir Ali
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of April 24, 2015, between Sysorex Global Holdings Corp., LightMiner Systems, Inc. and Chris Baskett.

99.1	Press release issued on April 30, 2015.

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